EXHIBIT 23(I)

                     THE LAW OFFICES OF DAVID D. JONES, P.C.
                              518 Kimberton, # 134
                             Phoenixville, PA 19460
                             (610) 718-5381 (phone)
                           (610) 718-5391 (facsimile)
                          davidjones@enter.net (e-mail)

1-800 MUTUALS Fund Group, Inc.              .                       May 20, 1999
Plaza of the Americas
600 North Pearl Street, Suite 2150
Dallas, Texas 75201

Dear Sirs:

     As counsel to 1-800 MUTUALS Fund Group, Inc. (the "Company"), an corporation organized under the laws of the State of Maryland, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Company (the "Shares") representing proportionate interests in:

     1-800 MUTUALS Multinational 25 Fund
     1-800 MUTUALS Technology 25 Sector Fund
     1-800 MUTUALS Health Care 25 Sector Fund, and
     1-800 MUTUALS Financial Services 25 Sector Fund (the "Funds").

     The Shares of the Funds are each a separate series or Portfolio of the Company, each Fund currently consisting of a single class of shares, all as more fully described in the Prospectus and Statement of Additional Information contained in the Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

     I have examined the Company's Articles of Incorporation, by-laws, the Prospectus and Statement of Additional Information contained in the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

     Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Company. I also give my consent for the Company to included this opinion as an Exhibit to the Trust's Registration Statement on Form N-1A.

Very Truly Yours,

/s/ David D. Jones
Attorney & Counselor at Law